Exhibit 99.1

News Release
Pentair Reports Strong First Quarter 2025 Results
•Sales of $1.0 billion
•Operating income rose 12 percent to $203 million with ROS of 20.1 percent, an increase of 230 basis points compared to the prior year period; on an adjusted basis, operating income increased 12 percent to $243 million and ROS expanded 260 basis points to 24.0 percent
•GAAP EPS increased 16 percent to $0.93 when compared to the prior year period and adjusted EPS rose 18 percent to $1.11
•Repurchased $50 million of ordinary shares and increased dividend for the 49th consecutive year
•The company updates its full year 2025 GAAP EPS guidance to approximately $4.27 to $4.42 and maintains EPS guidance on an adjusted basis of approximately $4.65 to $4.80
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — April 22, 2025 — Pentair plc (NYSE: PNR), a leader in helping the world sustainably move, improve and enjoy water, life’s most essential resource, today announced first quarter 2025 sales of $1.0 billion. Sales were down 1 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 1 percent in the first quarter. First quarter 2025 earnings per diluted share from continuing operations (“EPS”) were $0.93 compared to $0.80 in the first quarter of 2024, a 16 percent increase. On an adjusted basis, the Company reported first quarter 2025 EPS of $1.11 compared to $0.94 in the first quarter of 2024 reflecting an 18 percent increase. Adjusted operating income, reportable segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
John L. Stauch, Pentair’s President and Chief Executive Officer commented, “We delivered another strong quarter of earnings growth driven by continued execution and agility from our businesses and functional teams across our balanced water portfolio, inclusive of Transformation initiatives and 80/20 actions. We stayed resilient and moved with speed during the first quarter to mitigate tariff impacts including implementing price increases, pre-buying inventory and capping orders to manage our supply chain. I am very grateful for how our teams continue to rise to the challenge and deliver for customers while creating value for shareholders. We have strong cash flow, a solid balance sheet and a balanced capital allocation strategy. We continue to help our customers move, improve and enjoy water, life’s most essential resource, while also working to enhance shareholder returns.”
First quarter 2025 operating income was $203 million, up 12 percent compared to operating income for the first quarter of 2024, and return on sales (“ROS”) was 20.1 percent, an increase of 230 basis points when compared to the first quarter of 2024. On an adjusted basis, the Company had adjusted operating income of $243 million for the first quarter of 2025, up 12 percent compared to adjusted operating income for the first quarter of 2024, and ROS was 24.0 percent, an increase of 260 basis points when compared to the first quarter of 2024.
Flow sales were down 4 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 3 percent in the first quarter. Reportable segment income of $84 million was up 8 percent compared to the first quarter of 2024, and ROS was 22.7 percent, an increase of 260 basis points when compared to the first quarter of 2024.
Water Solutions sales were down 5 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 4 percent in the first quarter. Reportable segment income of $61 million was up 9 percent compared to the first quarter of 2024, and ROS was 23.5 percent, an increase of 310 basis points when compared to the first quarter of 2024.
Pool sales were up 7 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in the first quarter. Reportable segment income of $126 million was up 14 percent
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compared to the first quarter of 2024, and ROS was 32.8 percent, an increase of 200 basis points when compared to the first quarter of 2024.
Net cash used for operating activities of continuing operations was $39 million for the quarter compared to $107 million in the first quarter of 2024. Free cash flow used for continuing operations for the quarter was $56 million compared to $127 million in the first quarter of 2024.
Pentair paid a regular cash dividend of $0.25 per share in the first quarter of 2025. Pentair previously announced on February 24, 2025 that it will pay a regular quarterly cash dividend of $0.25 per share on May 2, 2025 to shareholders of record at the close of business on April 18, 2025. This year marks the 49th consecutive year that Pentair has increased its dividend.
During the first quarter, the Company repurchased 0.6 million of ordinary shares for $50 million. As of March 31, 2025, we had $400 million available for share repurchases under our share repurchase authorization.

OUTLOOK
Mr. Stauch concluded, “During the first quarter, we began implementing price increases to offset the impact of enacted tariffs. We are ready to take additional actions should the tariff impact change. We are applying our prior inflationary learnings to manage our channel and maximize performance. We remain confident in our agility and ability to position our businesses to be successful in both the short-term and long-term and continue to deliver for all our stakeholders.”
The Company updated its estimated 2025 GAAP EPS from continuing operations to approximately $4.27 to $4.42, up approximately 14 percent to 18 percent compared to 2024, and maintained estimated EPS on an adjusted basis of approximately $4.65 to $4.80, up approximately 7 percent to 11 percent compared to 2024. The Company maintained its estimated full year 2025 sales of flat to up approximately 2 percent on a reported basis.
In addition, the Company introduces second quarter 2025 GAAP EPS from continuing operations guidance of approximately $1.24 to $1.28, up approximately 12 percent to 15 percent compared to the prior year period, and on an adjusted EPS basis of approximately $1.31 to $1.35, up approximately 7 percent to 11 percent compared to the prior year period. The Company expects second quarter sales to be up approximately 1 percent to 2 percent on a reported basis compared to the second quarter of 2024.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the Company’s first quarter 2025 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals and targets. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is a core large cap value S&P 500 equity stock focused on smart, sustainable water solutions that help our planet and people thrive.
Pentair had revenue in 2024 of approximately $4.1 billion, and trades under the ticker symbol PNR. With approximately 9,750 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Vice President, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2025	March 31, 2024
Net sales	$1,010.4	$1,017.2
Cost of goods sold	607.1	627.1
Gross profit	403.3	390.1
% of net sales	39.9%	38.4%
Selling, general and administrative expenses	176.6	185.2
% of net sales	17.5%	18.2%
Research and development expenses	23.6	24.1
% of net sales	2.3%	2.4%
Operating income	203.1	180.8
% of net sales	20.1%	17.8%
Other expense
Other expense	0.5	0.1
Net interest expense	19.7	27.3
% of net sales	1.9%	2.7%
Income from continuing operations before income taxes	182.9	153.4
Provision for income taxes	28.0	19.9
Effective tax rate	15.3%	13.0%
Net income from continuing operations	154.9	133.5
Loss from discontinued operations, net of tax	—	(0.2)
Net income	$154.9	$133.3
Earnings per ordinary share
Basic
Continuing operations	$0.94	$0.80
Discontinued operations	—	—
Basic earnings per ordinary share	$0.94	$0.80
Diluted
Continuing operations	$0.93	$0.80
Discontinued operations	—	—
Diluted earnings per ordinary share	$0.93	$0.80
Weighted average ordinary shares outstanding
Basic	164.9	165.7
Diluted	166.3	167.2
Cash dividends paid per ordinary share	$0.25	$0.23
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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2025	December 31, 2024
In millions
Assets
Current assets
Cash and cash equivalents	$140.6	$118.7
Accounts receivable, net	831.2	565.2
Inventories	614.2	610.9
Other current assets	141.1	141.3
Total current assets	1,727.1	1,436.1
Property, plant and equipment, net	361.9	358.8
Other assets
Goodwill	3,310.5	3,286.6
Intangibles, net	1,022.5	1,033.8
Other non-current assets	325.2	331.2
Total other assets	4,658.2	4,651.6
Total assets	$6,747.2	$6,446.5
Liabilities and Equity
Current liabilities
Current maturities of short-term borrowings	$—	$9.3
Accounts payable	296.7	272.8
Employee compensation and benefits	93.4	116.2
Other current liabilities	522.6	496.8
Total current liabilities	912.7	895.1
Other liabilities
Long-term debt	1,835.7	1,638.7
Pension and other post-retirement compensation and benefits	60.6	61.6
Deferred tax liabilities	45.6	44.4
Other non-current liabilities	259.0	243.8
Total liabilities	3,113.6	2,883.6
Equity	3,633.6	3,562.9
Total liabilities and equity	$6,747.2	$6,446.5
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2025	March 31, 2024
Operating activities
Net income	$154.9	$133.3
Loss from discontinued operations, net of tax	—	0.2
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.4)	(0.9)
Depreciation	14.8	14.9
Amortization	14.2	13.5
Deferred income taxes	11.5	4.8
Share-based compensation	12.6	7.9
Asset impairment and write-offs	5.2	0.8
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(261.6)	(249.5)
Inventories	(3.5)	(3.2)
Other current assets	(12.5)	(11.8)
Accounts payable	23.8	33.0
Employee compensation and benefits	(24.3)	(28.3)
Other current liabilities	22.6	(28.1)
Other non-current assets and liabilities	3.8	6.0
Net cash used for operating activities of continuing operations	(38.9)	(107.4)
Net cash used for operating activities of discontinued operations	—	(0.2)
Net cash used for operating activities	(38.9)	(107.6)
Investing activities
Capital expenditures	(16.8)	(19.3)
Net cash used for investing activities	(16.8)	(19.3)
Financing activities
Net repayments of short-term borrowings	(9.3)	—
Net borrowings of revolving long-term debt	196.2	101.4
Repayments of long-term debt	—	(6.3)
Shares issued to employees, net of shares withheld	(8.6)	6.1
Repurchases of ordinary shares	(50.0)	—
Dividends paid	(41.2)	(38.0)
Net cash provided by financing activities	87.1	63.2
Effect of exchange rate changes on cash and cash equivalents	(9.5)	2.5
Change in cash and cash equivalents	21.9	(61.2)
Cash and cash equivalents, beginning of period	118.7	170.3
Cash and cash equivalents, end of period	$140.6	$109.1

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Three months ended	Three months ended
In millions	March 31, 2025	March 31, 2024
Net cash used for operating activities of continuing operations	$(38.9)	$(107.4)
Capital expenditures	(16.8)	(19.3)
Free cash flow from continuing operations	(55.7)	(126.7)
Net cash used for operating activities of discontinued operations	—	(0.2)
Free cash flow	$(55.7)	$(126.9)

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2025	2024
In millions	First Quarter	First Quarter
Net sales
Flow	$367.9	$384.3
Water Solutions	258.2	273.1
Pool	383.9	359.5
Reportable segment net sales	1,010.0	1,016.9
Corporate and other	0.4	0.3
Net sales	$1,010.4	$1,017.2
Reportable segment income (loss)
Flow	$83.6	$77.3
Water Solutions	60.7	55.6
Pool	126.0	110.8
Reportable segment income	270.3	243.7
Corporate and other	(27.8)	(26.4)
Adjusted operating income	$242.5	$217.3
Return on sales
Flow	22.7%	20.1%
Water Solutions	23.5%	20.4%
Pool	32.8%	30.8%
Adjusted return on sales	24.0%	21.4%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2025
Excluding the Effect of Adjustments (Unaudited)

	Actual	Forecast
In millions, except per-share data	First Quarter	Second Quarter		Full Year
Net sales	$1,010.4	approx	Up 1% - 2%	approx	Flat - Up 2%
Operating income	203.1	approx	Up 9% - 12%	approx	Up 16% - 20%
Return on sales	20.1%
Adjustments:
Restructuring and other	10.5	approx	$—	approx	$11
Transformation costs	9.1	approx	—	approx	9
Intangible amortization	14.2	approx	14	approx	55
Asset impairment and write-offs	5.2	approx	—	approx	5
Equity income of unconsolidated subsidiaries	0.4	approx	1	approx	3
Adjusted operating income	242.5	approx	Up 5% - 8%	approx	Up 6% - 9%
Adjusted return on sales	24.0%
Net income from continuing operations—as reported	154.9	approx	$206 - $213	approx	$709 - $734
Adjustments to operating income	39.0	approx	14	approx	80
Income tax adjustments	(9.7)	approx	(2)	approx	(17)
Net income from continuing operations—as adjusted	$184.2	approx	$218 - $225	approx	$772 - $797
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.93	approx	$1.24 - $1.28	approx	$4.27 - $4.42
Adjustments	0.18	approx	0.07	approx	0.38
Diluted earnings per ordinary share—as adjusted	$1.11	approx	$1.31 - $1.35	approx	$4.65 - $4.80

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2024
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,017.2	$1,099.3	$993.4	$972.9	$4,082.8
Operating income	180.8	248.0	179.9	195.1	803.8
Return on sales	17.8%	22.6%	18.1%	20.1%	19.7%
Adjustments:
Restructuring and other	4.6	5.9	23.4	3.1	37.0
Transformation costs	17.0	11.8	12.6	10.7	52.1
Intangible amortization	13.5	13.4	13.5	13.9	54.3
Legal accrual adjustments and settlements	(0.3)	(7.9)	0.7	—	(7.5)
Asset impairment and write-offs	0.8	—	8.5	8.3	17.6
Equity income of unconsolidated subsidiaries	0.9	0.2	0.6	0.2	1.9
Adjusted operating income	217.3	271.4	239.2	231.3	959.2
Adjusted return on sales	21.4%	24.7%	24.1%	23.8%	23.5%
Net income from continuing operations—as reported	133.5	186.1	139.6	166.4	625.6
Pension and other post retirement mark to market gain	—	—	—	(5.3)	(5.3)
Other (income) expense	—	—	(0.5)	0.1	(0.4)
Adjustments to operating income	35.6	23.2	58.7	36.0	153.5
Income tax adjustments	(11.3)	(5.4)	(15.4)	(17.6)	(49.7)
Net income from continuing operations—as adjusted	$157.8	$203.9	$182.4	$179.6	$723.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.80	$1.11	$0.84	$0.99	$3.74
Adjustments	0.14	0.11	0.25	0.09	0.59
Diluted earnings per ordinary share—as adjusted	$0.94	$1.22	$1.09	$1.08	$4.33

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Reportable Segment
For the Quarter Ended March 31, 2025 (Unaudited)

	Q1 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	(0.8)%	(0.7)%	0.8%	(0.7)%
Flow	(2.9)%	(1.4)%	—%	(4.3)%
Water Solutions	(4.3)%	(0.6)%	(0.6)%	(5.5)%
Pool	4.2%	(0.1)%	2.7%	6.8%